Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY JURISDICTION. THE HOLDER HEREOF, BY PURCHASING SUCH NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT TO A PERSON THAT IS NOT A U.S. PERSON WHO AGREES TO RESTRICTIONS ON RESALE THAT ARE CONSISTENT WITH THE REQUIREMENTS OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) FOLLOWING THE DISTRIBUTION COMPLIANCE PERIOD REQUIRED UNDER RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSONS IN THE UNITED STATES PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR OTHER REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U. S. SECURITIES ACT.

API TECHNOLOGIES CORP.

SECURED PROMISSORY NOTE

USD $	January [20] [22], 2010

FOR VALUE RECEIVED, the undersigned, API TECHNOLOGIES CORP. (the “Company”), a Delaware corporation, hereby promises to pay to the order of [name of investor, a                      corporation or registered assigns (“Holder”), the principal sum of                                          ($            ) (or such lesser amounts as may be outstanding from time to time under this Note) on the Maturity Date, as defined in Section 1 below. Unless otherwise set forth herein, all references to $ means United States dollars.

This Note is one of a series of Secured Promissory Notes made of even date herewith or that may be made after the date hereof in each case by the Company to evidence the Company’s indebtedness in connection with a transaction relating to the purchase of the assets of Kuchera Defense Systems, Inc., KII Inc. and Kuchera Industries LLC (collectively “Kuchera”) by the Company and certain of its subsidiaries (collectively, the “Buyers”) (this Note, together with all such other Secured Promissory Notes as may be outstanding from time to time, the “Notes”).

1. Maturity. This Note shall be due and payable upon the earlier to occur (the “Maturity Date”) of: (i) March 8, 2010, in the event the Buyers do not purchase substantially all of the assets of Kuchera from Kuchera by February 26, 2010, and (b) January [20] [22], 2013.

2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the rate of fifteen percent (15%) per annum (the “Base Rate”) until the principal amount of this Note is paid in full. Accrued interest shall be due and payable quarterly, on the last day of each calendar quarter, March 31, June 30, September 30 and December 31, of each year, with a final payment of accrued and unpaid interest due and payable on the Maturity Date. Upon the occurrence and during the continuation of an Event of Default (as defined herein) interest shall accrue on all unpaid amounts due hereunder, including without limitation interest, at the rate of the Base Rate plus three percent (3%). If a judgment is entered against the Company on this Note, the amount of the judgment so entered shall bear interest at the highest rate authorized by law as of the date of the entry of the judgment.

3. Payments. Payments of both principal and interest shall be made at the principal executive office of the Company, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America. Payments shall be made pro rata among all holders of Notes in accordance with the outstanding principal balances of their Notes.

So long as no Event of Default has occurred in this Note, all payments hereunder shall first be applied to interest, then to principal. Upon the occurrence of an Event of Default in this Note, all payments hereunder shall first be applied to costs pursuant to Section 11.4, then to interest and the remainder to principal.

4. Registration, Transfer and Exchange of Notes. The Company will keep at its principal office a register in which it will provide for the registration of and transfer of this Note, at its own expense (excluding transfer taxes). If this Note is surrendered at said office or at the place of payment named in this Note for registration of transfer or exchange (accompanied in the case of registration of transfer or exchange by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the holder), the Company, at its expense, will deliver in exchange one or more new notes in denominations of $10,000 or larger multiples of $1,000, as requested by the holder for the aggregate unpaid principal amount. Any note or notes issued in a transfer or exchange shall carry the same rights to increase notes surrendered. The Holder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a “Transfer”) of this Note, the Holder shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information and documentation regarding the Transfer as the Company reasonably requests. If the Company so requests, the Holder shall at his expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company), in form and substance satisfactory to the Company, that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer this Note unless the Holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

5. Registered Owner. Prior to due presentation for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes.

6. Prepayment.

6.1 Optional Prepayment. The Company, at its option, may prepay in whole or in part the principal amount of this Note at any time; provided, however that if any such prepayment occurs (a) on or before January [20] [22], 2011 (the “Anniversary Date”) and such Prepayment Date is not the Maturity Date, the Company shall pay to Holder an additional amount equal to the amount of interest that would have accrued on such prepaid amount from and after such Prepayment Date through the Anniversary Date or (b) on any date after the Anniversary Date but prior to the Maturity Date, the Company shall pay to Holder an additional amount equal to 2% of such prepaid amount (the amounts described in the preceding clauses (a) and (b) constituting “Prepayment Premium”). The Company shall give Holder not less than 10 days written notice prior to any pre-payment of this Note (the “Prepayment Notice”). The Prepayment Notice shall specify the date upon (“Prepayment Date”) and the place at which, payment may be obtained and shall call upon the Holder to surrender this Note to the Company in the manner and at the place designated. On the Prepayment Date, the Holder shall surrender this Note to the Company in the manner and at the place designated in the Prepayment Notice, and thereupon prepayment shall be made to Holder and this Note shall be cancelled. In the event that less than all the principal amount of this Note is prepaid, upon surrender of this Note to the Company, the Company shall execute and deliver to Holder a new note or notes in principal amount equal to the unpaid principal amount of this Note. The Company shall, at the time of any such prepayment, pay to the holder of this Note all interest accrued and unpaid to the Prepayment Date plus any applicable Prepayment Premium.

6.2 Cessation of Rights. From and after the Prepayment Date, unless there has been a default under the Prepayment Notice, all interest on the redeemed principal amount shall cease to accrue and all rights of Holder as a Holder of this Note shall cease with respect to the principal amount prepaid and, with respect to such amount, this Note thereafter shall not be deemed to be outstanding for any purpose whatsoever. By acceptance of this Note, Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company in order to implement the foregoing provisions of this Section.

7. Covenants of the Company. The Company covenants and agrees that it shall not, without the prior written approval of the Holder:

7.1 Obtain or incur any indebtedness or other monetary obligations that are senior to or on parity with the Note other than Permitted Senior Debt.

7.2 Allow, suffer or cause to exist any lien, claim, security interest or encumbrance on the Company’s property or assets, other than Permitted Liens (as defined in the US Security Agreement)

7.3 “Permitted Senior Debt” shall mean any and all debt or other monetary obligations incurred by the Company or any of its subsidiaries in connection with (i) any line of credit or other working capital facility or (ii) any acquisition of the stock or assets of another individual or entity, together with, in each case, (x) any refinancings thereof and (y) any guarantees thereof or other contingent obligations relating thereto.

7.4 “US Security Agreement” shall mean that certain Security Agreement, dated as of January 20, 2010, by and among Collateral Agent and the pledging parties from time to time party thereto, as such agreement may be amended, restated, supplemented (including by entry into separate security agreements pursuant to the terms thereof) or otherwise modified from time to time.

7.5 “Canadian Security Agreement” shall mean that certain General Security Agreement, dated as of January 20, 2010, by and among Collateral Agent and the pledging parties from time to time party thereto, as such agreements may be amended, restated, supplemented (including by entry into separate security agreements pursuant to the terms thereof) or otherwise modified from time to time.

8. Events of Default.

8.1 Occurrences of Events of Default. Each of the following events shall constitute an “Event of Default” for purposes of this Note:

(a) if the Company fails to pay any amount payable under this Note and such default is not cured within ten (10) days of written notice from the Holder;

(b) if the Company breaches any of its representations, warranties or covenants set forth in this Note and such breach is not cured within thirty (30) days of notice of such breach;

(c) the commencement of an involuntary case against the Company or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee or similar official of the Company or for any substantial part of the Company or one of its subsidiary’s property, or ordering the winding-up or liquidation of the Company or one of its subsidiary’s affairs;

(d) if the Company or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Company or its subsidiary or for any substantial part of the Company or one of its subsidiary’s property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

(e) if the Company’s business shall fail, as determined in good faith by the Holder and evidenced by the Company’s inability to pay its ongoing debts as such debts become due.

8.2 Acceleration Upon Event of Default. If any Event of Default shall have occurred and be continuing, for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), the unpaid principal amount of, and the accrued interest on, this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

9. Investment Representations of the Holder. With respect to the purchase of this Note, the Holder hereby represents and warrants to the Company as follows:

9.1 Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

9.2 Not a U.S. Person. The Holder is not a U.S. Person as defined in Rule 902 of Regulation S under the Securities Act of 1933 (the “Act”) and was not formed for the purpose of investing in securities not registered under the Act;

9.3 Own Account. The Holder is not acquiring the Note for the account or benefit of a U.S. Person;

9.4 Offer Location. The offer to purchase the Note of the Company was made to the Holder outside of the United States;

9.5 Regulation S. All subsequent offers and sales of the Note and the common stock issuable pursuant to the warrants issued in connection herewith shall be made in compliance with the resale provisions of Regulation S under the Act, pursuant to Rule 144 promulgated thereunder, pursuant to another applicable exemption from registration under the Act, or pursuant to an effective registration statement (however, no registration rights are granted hereby); and in each case, in accordance with any applicable state securities laws. In any case, neither the Note nor the common stock issuable pursuant to the warrants issued in connection herewith will be resold or transferred to a U.S. person(s) or for the account or benefit of a U.S. person or within the United States until the end of the six month period distribution compliance commencing on the later of (i) the date of the subscription agreement relating to this Note and (ii) the date the Holder’s subscription funds have been received by the Company and thereafter cannot be sold to a U.S. person, for the account or benefit of a U.S. person or within the United States, unless the Shares are registered under the Act or are exempt from the registration requirements of the Act;

9.6 Registration Exemption. The Holder understands that the Note is being offered and sold to it in reliance on the exemption from the registration requirements of United States federal and state securities laws;

9.7 Representations True. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreement and understandings of the Holder set forth herein in order to determine the applicability of such exemption and the suitability of the Holder to acquire the Note.

9.8 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to its satisfaction.

9.9 Intercreditor Agreement. The Holder agrees that by acceptance of this Note it is and will be bound by the terms and conditions of that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), regardless of whether or not the Holder was an original party to such Intercreditor Agreement.

10. Security. This Promissory Note is secured by one or more security agreements (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreements”) among the Collateral Agent, the Company and/or certain subsidiaries of the Company. This Promissory Note, the Security Agreements and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from the Company to Holder shall hereinafter be collectively referred to as the “Loan Documents.” The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. The Company does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.

11. Miscellaneous.

11.1 Invalidity of Any Provision. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

11.2 Governing Law. The Note shall be governed in all respects by the laws of the State of Delaware, excluding its conflict of laws.

11.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by facsimile transmission with a written confirmation copy sent by first class mail, or (iii) five (5) days after mailing if mailed by first class mail, to the following addresses:

If to the Company:	API Technologies Corp.
229 Colonnade Road Ottawa, Ontario K2E 7K3 Canada Attention: Chief Financial Officer

And if to the Holder, to the address or facsimile number of Holder as set forth on the Company’s records, or such other address as the Holder has provided to the Company by notice duly given.

11.4 Collection. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the outstanding principal and accrued interest payable hereon, reasonable attorneys’ fees and costs incurred by the Holder, or on behalf of the Holder by a representative of the Holder.

11.5 Successors and Assigns. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.6 Waivers. The Company and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Company shall be and remain, directly and primarily liable for all sums due under this Note.

11.7 Time. Time is of the essence in this Note.

11.8 Captions. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

11.9 Number and Gender. Whenever used in this Note, the singular number shall include the plural, and the masculine shall include the feminine and the neuter, and vice versa.

11.10 Remedies. All remedies of the Holder shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of the Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

11.11 No Waiver by Holder. The acceptance by Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Holder nor nullify the prior exercise of any such right or remedy by Holder. None of the terms or provisions of this Note may be waived, altered, modified or amended except by a written document executed by Holder and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Holder shall not constitute a waiver of the right of the Holder to exercise the same or any other right or remedy available to Holder at that time or at any subsequent time.

11.12 Submission to Jurisdiction. BORROWER, AND ANY ENDORSERS, SURETIES, GUARANTORS AND ALL OTHERS WHO ARE, OR WHO MAY BECOME, LIABLE FOR THE PAYMENT HEREOF SEVERALLY, IRREVOCABLY AND UNCONDITIONALLY (A) AGREE THAT ANY SUIT, ACTION, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT AND MAINTAINED IN THE COURTS IN AND FOR SUFFOLK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK; (B) CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (C) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY OF SUCH COURTS.

11.13 Waiver of Trial by Jury. HOLDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

[signature page follows]

API TECHNOLOGIES CORP., a Delaware corporation

By:
Stephen Pudles
Chief Executive Officer

HOLDER

By:

Signature:

Title: